UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 10, 2023
 _____________________
Novan, Inc.
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-37880	20-4427682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4020 Stirrup Creek Drive, Suite 110, Durham, North Carolina 27703
(Address of principal executive offices) (Zip Code)
(919) 485-8080
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
 _____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	NOVN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On March 7, 2023, Novan, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (“FDA”) had completed its filing review of the Company’s new drug application (“NDA”) filing submitted in early January seeking marketing approval for berdazimer gel, 10.3% (SB206) for the topical treatment of molluscum contagiosum. The FDA determined the Company’s NDA was sufficiently complete, no filing review issues were identified, the substantive review process had commenced, and the Company was assigned a Prescription Drug User Fee Act goal date of January 5, 2024. The Company has previously disclosed that it is pursuing a broad range of financing options that could be used to extend its cash runway, and that the Company also considers various strategic transactions from time to time. In an investor deck filed with the Securities and Exchange Commission on March 7, 2023, the Company stated its belief that its existing cash and cash equivalents, plus expected receipts associated with product sales from its commercial product portfolio, will provide it with adequate liquidity to fund its planned operating needs into the end of the first quarter of 2023.
Silicon Valley Bank (“SVB”) is one of the Company’s two primary banking relationships. On March 10, 2023, the Federal Deposit Insurance Corporation (“FDIC”) issued a press release stating that SVB was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. On March 12, 2023, the FDIC, the Department of Treasury and the Federal Reserve issued a joint statement indicating that actions would be taken to complete the FDIC’s resolution of SVB in a manner that protects depositors. The Company is monitoring the situation as more details become available, and in the interim, the Company has taken measures to conserve cash.

Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements regarding the Company’s current expectations. These forward-looking statements include, without limitation, statements regarding future actions relating to the Company’s deposits with SVB, including the Company’s ability to recover its cash on deposit at SVB and the timing of any such recovery, the Company’s cash runway and implementing measures to conserve cash. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to actions of government agencies, including the FDIC, over which the Company has no control, the risk that the Company may not be able to recover its cash on deposit with SVB or on a timely basis, risks and uncertainties relating to the Company’s need for additional cash and risks and uncertainties related to the ability to raise additional capital. Additional risks and uncertainties regarding the Company’s business, including with respect to the sufficiency of its cash resources and need to raise additional capital, can be found in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 filed with the United States Securities and Exchange Commission (SEC), and future filings and reports that the Company’s makes from time to time with the SEC. The information contained in this Current Report on Form 8-K is as of March 13, 2023, and the Company undertakes no duty to update forward-looking statements contained in this Current Report on Form 8-K except as required by applicable laws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novan, Inc.

Date: March 13, 2023	By:	/s/ John M. Gay
John M. Gay
Chief Financial Officer